Exhibit 31.4
302 CERTIFICATIONS
I, Les Austin, certify that:
1.I have reviewed this Amendment No. 1 to the annual report on form 10-K/A of Unit Corporation; and
2.Based on my knowledge, this Amendment No. 1 to the Annual Report on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 29, 2020

/s/ Les Austin
LES AUSTIN
Senior Vice President and Chief Financial Officer